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                                EXHIBIT (13)(b)
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                        CONSENT OF INDEPENDENT AUDITORS
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                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statement of Additional Information and to the use of our reports (1) dated January 29, 1999 with respect to the subaccounts of AUSA Endeavor Variable Annuity Account which are available for investment by The Endeavor Variable Annuity contract owners, and (2) dated February 19, 1999 with respect to the statutory-basis financial statements of AUSA Life Insurance Company, Inc. included in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-3 No. 333-76803) and related Prospectus of The Endeavor Variable Annuity.

                                         /s/ Ernst & Young LLP

Des Moines, Iowa
November 3, 1999